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                                                                 EXHIBIT (23)(c)
[COOPERS & LYBRAND LETTERHEAD]

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 17, 1995, on our audits of the consolidated financial statements and financial statement schedules of Professionals Insurance Company Management Group for the year ended December 31, 1994, which report is included in Professionals Insurance Company Management Group's Annual Report on Form 10-K for the year ended December 31, 1996.



/s/ Coopers & Lybrand L.L.P.

Cincinnati, Ohio
August 25, 1997